UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2007, A-G Geophysical Products, Inc. (“A-G”), a subsidiary of Bolt Technology Corporation (the “Company”), and Michael C. Hedger, President of A-G, entered into an amendment of Mr. Hedger’s employment agreement with A-G to comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The amendment (i) specifies the timing of payments which previously Mr. Hedger could elect to receive in installments or in a lump sum and (ii) provides for a six-month delay in the payment of any amounts due to Mr. Hedger upon his termination of employment to the extent required by Section 409A of the Code. The foregoing description of the amendment to the employment agreement between A-G and Mr. Hedger is qualified in its entirety by reference to the copy of the amendment which is attached as Exhibit 10.4 to this Current Report on Form 8-K and which is incorporated by reference herein.

Section 5— Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan

On November 20, 2007, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Plan”). The Company’s Board of Directors (the “Board of Directors”) previously adopted the Plan on September 18, 2007, subject to stockholder approval.

The purpose of the Plan is to (i) provide employees, officers and directors of the Company and its subsidiaries with an additional incentive to use maximum efforts for the future success of the Company and its subsidiaries, and (ii) enhance the ability of the Company and its subsidiaries to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depends by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

Under the Plan, the number of shares of the Company’s Common Stock that may be issued pursuant to awards will not exceed, in the aggregate, 500,000 shares, subject to adjustment on changes in capitalization of the Company. Up to 500,000 of these shares may be issued pursuant to options, and up to 150,000 of these shares may be issued as awards of restricted stock. The Plan provides for the grant of awards to directors of the Company and employees and officers of the Company and its subsidiaries. Options granted may either be incentive stock options intended to comply with Section 422 of the Code (“ISOs”), or non-qualified or compensatory stock options (“NQSOs”), or a combination of ISOs and NQSOs; provided however, that no ISOs may be granted to non-employee directors.

Each non-employee director of the Company elected by the Company’s stockholders at the Company’s Annual Meetings of Stockholders held in 2006 and 2007 was, and in years thereafter ending with the year 2015 will be, granted options to purchase 5,000 shares of the Company’s Common Stock on the date of his or her election to the Board of Directors and each year of election thereafter. In addition, under the terms of the Plan, the Company’s non-employee directors who were elected at the Company’s Annual Meetings of Stockholders held in 2003, 2004 and 2005 were granted an aggregate of options for 15,000 shares. Each option granted to a non-employee director shall have an option term of five years from the date it is granted and shall be first exercisable with respect to 25% of the shares covered under the grant in each of the second through fifth year of its term. Under the Plan, additional options may be granted and awards of restricted stock may be made to non-employee directors at the discretion of the committee.

The Plan will generally be administered by the Stock Option Committee, which is composed of two or more non-employee directors designated by the Board of Directors. If at any time the Board of Directors does not designate a Stock Option Committee, and for any awards granted to non-employee directors, the Board of Directors in its entirety will administer the Plan. References in this discussion to the committee mean either the Stock Option Committee or the Board of Directors acting in this capacity. The committee will have the power to determine eligibility and which eligible persons shall receive awards, the type, number, amount and terms of awards, any vesting, forfeiture or other provisions, and otherwise generally to administer and interpret the Plan. The Plan confers broad discretionary powers on the committee and provides for exculpation and indemnification with respect to the actions of the members of the committee.

No awards will be granted under the Plan after June 30, 2016; however, all awards granted under the Plan prior to such date shall remain in effect until, in the case of options, such options have been exercised or terminated in accordance with the Plan and the terms of such options, and in the case of restricted stock awards, all restrictions on the shares of stock subject to such awards have lapsed or the shares have been returned to the Company in accordance with the Plan and the terms of such awards.

The terms and conditions of the Plan are further described under the caption “Proposal 3 - Approval of the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan” in the Company’s Schedule 14A Definitive Proxy Statement filed with the Securities and Exchange Commission on October 19, 2007.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Each recipient of a stock option award will enter into an Incentive Stock Option Agreement, a Nonqualified Stock Option Agreement or a Non-Employee Director Nonqualified Stock Option Agreement, as applicable, in the form attached to this Current Report on Form 8-K as Exhibit 10.1(i) through (iii), respectively, as may be modified by the committee from time to time in accordance with the Plan. Each recipient of a restricted stock award will enter into a Restricted Stock Award Agreement in the form attached to this Current Report on Form 8-K as Exhibit 10.1(iv), as may be modified by the committee from time to time in accordance with the Plan.

Amendment and Restatement of Bolt Technology Corporation Severance Compensation Plan

On November 20, 2007, the Company amended and restated the Bolt Technology Corporation Severance Compensation Plan to comply with Section 409A of the Code. The Bolt Technology Corporation Amended and Restated Severance Compensation Plan (the “Amended and Restated Plan”) provides for a six-month delay in the payment of any amounts due to participants under the Amended and Restated Plan to the extent required by Section 409A of the Code. The foregoing description of the amendment and restatement of the Bolt Technology Corporation Severance Compensation Plan is qualified in its entirety by reference to the copy of the Amended and Restated Plan which is attached as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference herein.

Amendment of Employment Agreement of the Chairman of the Board, Chief Executive Officer and President

On November 20, 2007, the Company and Raymond M. Soto, Chairman of the Board, Chief Executive Officer and President of the Company, entered into an amendment of Mr. Soto’s employment agreement with the Company to comply with Section 409A of the Code. The amendment (i) specifies the timing of payments which previously Mr. Soto could elect to receive in installments or in a lump sum and (ii) provides for a six-month delay in the payment of any amounts due to Mr. Soto upon his termination of employment to the extent required by Section 409A of the Code. The foregoing description of the amendment to the employment agreement between the Company and Mr. Soto is qualified in its entirety by reference to the copy of the amendment which is attached as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated by reference herein.

Election of William C. Andrews as an Officer of the Company

On November 20, 2007, the Board of Directors elected William C. Andrews, 47, as Vice President – Administration and Compliance and Secretary. Mr. Andrews’ employment with the Company commenced in September 2007. Prior to his employment with the Company, Mr. Andrews was employed for a total of 13 years by Pitney Bowes Inc., from 1989 to 1999 and from 2005 to 2007. Mr. Andrews served in various capacities within Pitney Bowes Inc., most recently serving as Director, Finance – Latin American and US Dealer Channels and Director, Compliance and Controls – Finance Shared Services from 2005 to 2007. During 2004, Mr. Andrews was engaged as a consultant by both Innovatix and Imagistics International Inc. From 1999 to 2003, Mr. Andrews served as a principal at A.F. & Sons LLC, a residential construction and development company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

On November 20, 2007, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as previously amended (the “Restated Certificate”), to increase the Company’s authorized shares from 9,000,000 to 20,000,000. On November 21, 2007, the Company filed a Certificate of Amendment to the Restated Certificate with the Secretary of the State of Connecticut to increase the Company’s authorized shares from 9,000,000 to 20,000,000. The foregoing description of the amendment to the Restated Certificate is qualified in its entirety by reference to the full text of such amendment which is attached, together with the Restated Certificate, as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Amendments to Bylaws

On November 20, 2007, the Board of Directors approved amendments to the Company’s Bylaws (the “Bylaws”) and adopted an amendment and restatement of the Bylaws incorporating the amendments (the “Amended and Restated Bylaws”). The amendments (i) revise Article II, Section 12 of the Bylaws to clarify the time period in which stockholders may submit proposals for consideration at an annual meeting of the Company’s stockholders if the date of the Company’s annual meeting is more than 20 days before or more than 70 days after the one-year anniversary of the prior year’s annual meeting, and (ii) revise Article VI of the Bylaws to permit the issuance and transfer of both certificated and uncertificated shares of the Company’s stock. The amendments relating to the issuance and transfer of uncertificated shares were adopted to comply with American Stock Exchange rules that require the Company to be eligible to participate in a direct registration system by January 1, 2008. The amendments to the Bylaws described above were effective on November 20, 2007. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of such amendments which are included in the Amended and Restated Bylaws attached as Exhibit 3.2 to this Current Report on Form 8-K and which is incorporated by reference herein.

Section 8— Other Events

Item 8.01.	Other Events.

On November 20, 2007, the Company announced that its Board of Directors has approved a 3-for-2 split (the “Stock Split”) of the Company’s outstanding common stock, without par value. The record date of the Stock Split will be January 16, 2008. Each stockholder of record at the close of business on January 16, 2008 will receive one additional share of the Company’s common stock for every two shares owned, with any resulting fractional share settled in cash. The payment date for the distribution of the additional shares will be January 30, 2008. A copy of the Company’s news release announcing the Stock Split is attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant, as amended.

3.2	Bylaws of the Registrant, amended and restated effective as of November 20, 2007.

10.1	Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan together with (i) Form of Incentive Stock Option Agreement, (ii) Form of Nonqualified Stock Option Agreement, (iii) Form of Non-Employee Director Nonqualified Stock Option Agreement, and (iv) Form of Restricted Stock Award Agreement.

10.2	Bolt Technology Corporation Amended and Restated Severance Compensation Plan together with Form of Designation of Participation.

10.3	Amendment to Employment Agreement between Bolt Technology Corporation and Raymond M. Soto effective as of November 20, 2007.

Exhibit No.	Description
10.4	Amendment to Employment Agreement between A-G Geophysical Products, Inc. and Michael C. Hedger effective as of November 20, 2007.

99.1	Press Release issued November 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board, President and Chief Executive Officer)

Dated: November 21, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant, as amended.

3.2	Bylaws of the Registrant, amended and restated effective as of November 20, 2007.

10.1	Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan together with (i) Form of Incentive Stock Option Agreement, (ii) Form of Nonqualified Stock Option Agreement, (iii) Form of Non-Employee Director Nonqualified Stock Option Agreement, and (iv) Form of Restricted Stock Award Agreement.

10.2	Bolt Technology Corporation Amended and Restated Severance Compensation Plan together with Form of Designation of Participation.

10.3	Amendment to Employment Agreement between Bolt Technology Corporation and Raymond M. Soto effective as of November 20, 2007.

10.4	Amendment to Employment Agreement between A-G Geophysical Products, Inc. and Michael C. Hedger effective as of November 20, 2007.

99.1	Press Release issued November 20, 2007.